Exhibit 16.1

                      [Weinberg & Company, P.A. Letterhead]





                                 August 14, 2002




The Furia Organization, inc.
5030 Champion Boulevard
Suite 6-237
Boca Raton, FL  33496

This is to confirm that the client-auditor relationship between The Furia Oranization, Inc. (Commission File No.: 0-13910) and Weinberg & Company, P.A. has ceased.

                                                  Very truly yours,


                                                  /s/ Weinberg & Company, P.A.
                                                 -------------------------------
                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

cc:      Office of the Chief Accountant
         SECPS Letter File
         Mail Stop 9-5
         Securities and Exchange Commission
         450 5th Street, N.W.
         Washington, D.C. 20549